                                                          CONFIDENTIAL TREATMENT


                                                                    EXHIBIT 10.6
                                                                           TECAN

                              OEM SUPPLY AGREEMENT



This agreement, made and entered into this January 13, 1995


                                     between



                                    TECAN AG
                               Feldbachstrasse 80
                              CH-8634 Hombrechtikon
                                   SWITZERLAND


                      (hereinafter referred to as "TECAN")


                                       and


                          ROCHE IMAGE ANALYSIS SYSTEMS
                a Division of Roche Biomedical Laboratories, Inc.
                                231 Maple Avenue
                      Burlington, North Carolina 77215-5848
                                       USA



                      (hereinafter referred to as "ROCHE")



Whereas, TECAN has developed a RSP (Robotic Sample Processor) which is manufactured and sold to ROCHE as CYTO-RICH(TM) PREPARATION SYSTEM, hereafter called "Product".

Whereas, ROCHE will sell the Product world-wide under its name and its Trademark with its sales force and through its distributors, but will sell product solely in combination with disposable reagents.

Whereas ROCHE will subcontract to TECAN or it's distributors on-site warranty and service of Product.

                                                          CONFIDENTIAL TREATMENT

Now, therefore, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

1.       DEFINITIONS

1.1 "Contract Year" shall mean a period of twelve (12) successive calendar months during the term of this agreement or any extension thereof, the first contract year to commence as of January 1st, 1995.

1.2 "Product" means the CYTO-RICH PREPARATION SYSTEM, as described in Exhibit A.

1.3      "Affiliates" shall mean distributors owned by ROCHE or TECAN.

1.4 "Application" means the use of the Product, in particular the Quad-Arm (or direct derivatives), for the preparation of cytology or histology samples for diagnostic purposes.

2.       DEVELOPMENT AND EXCLUSIVITY

2.1 TECAN shall modify the Product for ROCHE as per the specifications in Exhibit A, to become a OEM instrument of ROCHE. The specifications comply with the project book Ver. 1.0.

2.2 TECAN agrees not to offer directly on the basis of an OEM, PL-, or Semi-PL-Agreement to any third party any device similar to the Product and intended for the Application, provided that ROCHE buys from TECAN at least the following numbers of units of the Product:

         YEAR              UNITS
         1995               ***            See Page 8
         1996               ***
         1997               ***
         1998               ***
         1999               ***

         *** units over 5 years (80% achievement of the original forecast of *** units)

         *********************************************************************
         *****************************************************.

2.3 TECAN will supply ROCHE with the most current Integrator software releases and furthermore confirms that the Integrator software will be available and supported over the life cycle of the Product.

2.4 Roche assumes all responsibility for the application software development, documentation, installation and after sales support.

                                                          CONFIDENTIAL TREATMENT


3.       PURCHASE OF PRODUCT, QUANTITIES AND PRICING

3.1 Subject to the terms and conditions of this agreement, ROCHE shall purchase, and TECAN shall sell to ROCHE the Product. ROCHE shall purchase yearly a minimum quantity of the Product hereunder in accordance with the price schedule on Exhibit B.

3.2 For the first 12 months period ROCHE is deemed to be in the 50-99 units price bracket. If ROCHE is over- or underachieving the target of 50-99 units, ROCHE is either reimbursed or invoiced according to the following scheme (example):

         Over achievement:   Purchase of 110 units per year TECAN shall
                             reimburse 110 times (*********************)

         Under achievement:  Purchase of 30 units per year TECAN shall invoice
                             30 times (*********************)

         The ** units purchased at the end of 1994 from TUS are included in the purchase quantity defining the price bracket for 1995.

3.3 For each year ROCHE and TECAN agree on the minimum quantity of units to be purchased by ROCHE in the next 12 months period. This number determines the valid price bracket for the next 12 months period. The new minimum quantity has to be negotiated 60 days before the expiration date of each 12 months period.

3.4 The prices of the Product as stated in Exhibit B are valid for the first 12 months period, starting from January 1st, 1995 and ending on December 31, 1995.

         Prices for the following 12 months period change pursuant to the increase in production costs for TECAN. New prices have to be negotiated 60 days before the expiration date of each 12 months period.

4.       PURCHASE AND DELIVERY, PAYMENT AND SHIPMENT

4.1 In the first month of each quarter, ROCHE will order the quantities which will be delivered during the quarter (the Shipping Schedule) and will forecast for the following 9 months (the Production Schedule). The Production Schedule is to be used for planning purposes only, and summarizes the next 9 months forecast activity. The Shipping Schedule indicates order numbers, quantities and delivery times. The Shipping
         Schedule is a committed delivery for ROCHE by TECAN.

         ROCHE may order Products in excess of the Shipping Schedule at any time. TECAN will commit best efforts to meet this supply requirement.

         Each purchase order of the Shipping Schedule shall contain a description of the Products purchased, quantity purchased, routing instructions, destination, delivery date and confirmation price. TECAN agrees to accept telegraphic or telefaxed purchase orders.

         ROCHE will send the respective written purchase orders within 2 weeks after sending the telegraphic or telefaxed purchase orders. TECAN will meet and supply all Shipping Schedule requirements in accordance with the delivery date(s) set forth in the applicable purchase order for each Shipping Schedule, except in those cases where ROCHE fails to follow the procedure set forth in Section 4.1.

4.2 According to the release point of the Product the payment shall be in USD (for United States) or in CHF (for non US) deliveries. Payment shall be net in the respective currency within 60 days from the date of invoice. Delays in payment will result in the usual and applicable interest rates.

4.3 The exchange rate for deliveries is set to CHF 1.30/USD. Exchange rate fluctuations between the CHF and USD will be checked twice annually and the exchange-risk is split 50:50 by ROCHE and TECAN. TECAN shall invoice/issue credit note to ROCHE of 50% of the exchange rage fluctuation influence on the ordered and paid instruments in USD semi-annually. For the calculation basis we use the average exchange rate of the previous 6 months.

4.4 Prices are quoted ex works. For deliveries to the U.S. Tecan US will forward ROCHE the occurring CIF-costs.

4.5      Delivery times: ca. 6-8 weeks after receipt of ROCHE's Shipping
         Schedule.

4.6 TECAN will ship the Product FCA Zurich airport or FCA Durham, North Carolina depending on the release point. Shipment is done via common carriers solely selected by ROCHE. All freight (and as applicable world-wide duty) charges shall be paid by ROCHE. Title and risk of loss or damage of any items delivered hereunder shall pass to ROCHE upon delivery to the common carrier pursuant to the respective Incoterms rules (1990).

4.7 Ordering, shipment and further logistics of the Hettich centrifuge is co-ordinated by ROCHE. TECAN's sole responsibility regarding the centrifuge is the warranty of the centrifuge.

5.       PRODUCT CHANGES

5.1 TECAN may, from time to time, modify or update the Products, spare parts or accessory material. All changes, having an effect on the functionality of the Product shall be announced in writing. In these cases, ROCHE shall have the right to reject the changes within 30 days, in writing, with the exception of changes which are required by law.

5.2 The accepted changes shall be added as an amendment to the specification in Exhibit A.

5.3 Enhancements in the Product, spare parts and accessory materials are subject to TECAN's price policy.

5.4 Any major changes in the application software or the documentation governing control of the Product shall be forwarded to the responsible product manager/sales engineer at TECAN to guarantee the compliance of the Product with the specifications in Exhibit A.

6.       LEGAL AND REGULATORY RESPONSIBILITY AND LABELLING

6.1 Any product and spare parts and all documents or other items relating hereto supplied by TECAN under this agreement shall be manufactured (or, as applicable, prepared) in accordance with the specifications and manufacturing practices generally accepted in its business domain.

7.       QUALITY CONTROL

         Every Product and spare parts shall be subject to a quality control inspection by TECAN and non-conforming products shall not be shipped by TECAN.

8.       INSTALLATION, TRAINING, WARRANTY AND SERVICE

8.1 ROCHE will install the Product (and the Hettich centrifuge), train customers of ROCHE with regard to the Product. TECAN will warrant the Product (and the Hettich centrifuge) in all countries where TECAN has its own Affiliates (Exhibit C). In countries where TECAN is represented through an independent distributor, TECAN will do its best effort to provide ROCHE and its distributors and customers the same after sales support.

8.2 For service calls within the warranty period which are not related to the Product (e.g. application software, application in general, PC or system) TECAN's representative will charge ROCHE the incurred expenses.

8.3 If TECAN's independent distributors do not collaborate in the way foreseen in Section 8.1 of this Agreement, TECAN offers to train ROCHE's local distributor at TECAN AG's location free of charge. Travel and lodging costs have to be borne by ROCHE.

8.4 The following training is provided by TECAN to ROCHE or its distributors free of charge on a yearly basis at either TECAN CH, TECAN US or TECAN JAPAN premises:

                                   # Training/Year                     Duration
         Service/Operation               2                             2-3 days


8.5 TECAN warrants each Product for a period of twelve (12) months from the date of shipment in the sense that such Product is free from defects in workmanship and materials and is manufactured in complete conformity with the specifications under this agreement. Disposable parts of the Product, i.e. valves, tips, fittings, tubings and syringes, are excluded from any warranty.

                                                          CONFIDENTIAL TREATMENT


8.6 After the warranty period TECAN or its distributors, respectively, offer ROCHE or ROCHE's distributors or customers, service according to the terms specified in Exhibit D. In all other countries conditions have to be negotiated on a local level.

8.7 ROCHE hereby indemnifies and agrees to hold TECAN harmless from and against all claims and liabilities resulting from ROCHE's or its distributors failure to maintain the Product according to the generally accepted rules in the industry.

8.8 TECAN represents and warrants that Product, spare parts and accessory materials shall be delivered free of any rights of any third party. TECAN has good title to and has full power to sell Product, spare parts and accessory materials to ROCHE hereunder for ROCHE's unrestricted world-wide marketing, distribution and sale.

8.9 For a period of seven (7) years from the date of delivery of the last unit Product shipped hereunder, TECAN agrees to maintain the ability to deliver spare parts. The supply of service and spare parts after the warranty period will be done on a local level between the customer of ROCHE, respectively ROCHE and TECAN's local distributor.

8.10 ROCHE shall be responsible for its own insurance coverage against third party claims and liabilities (including but not limited to product liability and consequential damages).

9.       TERM OF AGREEMENT

         **********************************************************************
         ****************************************************************
         *****************************************************************
         ********************************************************************
         ******************************************************************
         ***************************************************************
         ******************************************

10.      TERMINATION

         Both parties agree to do their best to settle any dispute arising from this agreement amicably.

11.      CONFIDENTIAL INFORMATION

         Each party understands that during the course of its association with the other, it may acquire or have access to information that is confidential and of great value to the other ("confidential information").

         Therefore, each party ("receiving party") agrees that during the term of this Agreement and a period of three (3) years after termination of this agreement, it shall not use (except for the purposes set forth in this agreement) or disclose the confidential information of the other ("the disclosing party") without the disclosing party's prior written consent and each party agrees that it will impose the same obligations on its employees who have access to such confidential information to the extent permitted by law.

12.      MISCELLANEOUS PROVISIONS

12.1 All written notices and demands required or permitted to be given or made pursuant to this agreement shall be in English and shall conclusively be presumed for all purposes of this agreement to be given or made at the time the notice or demand is personally given or made, or at the time it is sent by registered mail, or fax or courier addressed as follows:

         If to ROCHE:                              If to TECAN:

         ROCHE IMAGE ANALYSIS SYSTEMS              TECAN AG
         112 Orange Drive                          Feldbachstrasse 80
         Elon College, North Carolina 27244        8634 Hombrechtikon
         USA                                       SWITZERLAND

         Or to such other address as to which either party may advise the other in writing that notices should be sent.

12.2 This agreement shall be binding upon and relate to the benefit of the parties hereto, their successors and assignees. This agreement shall be assignable by either party only with the prior written consent of the other, except that either party may assign this agreement without the consent of the other to a wholly owned subsidiary or to the purchaser or all its stock or assets of its business to which this agreement relates.

         This Agreement supersedes earlier contracts between TECAN's Affiliates and ROCHE regarding the Product.

13.      GOVERNING LAW AND ARBITRATION CLAUSE

13.1 This agreement shall be governed by, and construed in accordance with, the laws of Switzerland.

13.2 Any disputes or controversies arising out of or in connection with this agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved to the exclusion of the ordinary courts by a sole arbitrator in accordance with the International Arbitration Rules of the Zurich Chamber of Commerce. Arbitration shall be conducted in the English language.


Hombrechtikon, January 13, 1995                   Elon College,

TECAN AG                                          ROCHE IMAGE ANALYSIS
                                                  SYSTEMS








/s/Chris Radloff           /s/ Felix Hofsetter       /s/ J. Racine
----------------------------------------------       -----------------------
Chris Radloff              Felix Hofstetter          Jerome Racine
S&M Manager                F&A Manager               General Manager






Addendum to Article 2.2

The *** units purchased at the end of 1995 from TUS are included in the purchase quantity specified for 1995.

                                    EXHIBIT A

(this is an extract from the Project Book, all information in the Project Book supersedes the information in this exhibit)


ROCHE CYTO-RICH PREPARATION SYSTEM Part. No. _______ includes:


Description:                                                  Part Number:

1 Specimen tray
1 RSP 5051 including:                                              505100
         1 1000 (micron symbol)l DiTi C option                     520041
         1 Additional 465 Dilutor                                  520022
         4 5 ml syringes                                           300206
1 QUAD                                                             ______
1 Alignment rack for QUAD                                          ______
1 Waste station including:                                         ______
         1 Tip rack                                                ______
         1 Waste / wash station                                    ______
         1 Tip loading rack                                        ______
         1 Slide rack adapter plate                                ______
         4 Slide rack                                              ______
1 Vacuum pump set including:                                       ______
         1 Waste bottle                                            ______
         1 Tubing Kit                                              ______
         1 Tube evacuator                                          ______
         1 Tubing Kit                                              ______
         1 Solenoid Valve Kit                                      ______
1 Operating manual                                                 ______
1 Misc. hardware set including:                                    ______
         1 1 to 4 distribution block (Vacuum)                      ______
         1 Special tubing guide                                    ______
         1 Waste bottle                                            ______



The Cyto-Rich system does not include the controlling PC, nor the application software written in Integrator.


The ROCHE CYTO-RICH PREPARATION SYSTEM is white including the safety guard and instead of the TECAN-Logo the ROCHE-Label is placed.

                                                          CONFIDENTIAL TREATMENT


                                    EXHIBIT B



                         Price list of Products for 1995



PRODUCT PRICE BRACKET              PRICE PER UNIT
                                              CHF


25 - 49                                  ********

50 - 99                                  ********

> 100                                    ********





Prices are valid for purchase quantity within a 12 months period. The exchange rate for 1995 is set to CHF 1.30/USD for deliveries to the U.S.

Prices include service and support duties as specified in article 9.1.

                                    EXHIBIT C





         Countries where TECAN is represented through it's own Affiliates:


                                    United Kingdom

                                    France

                                    Germany

                                    Italy

                                    Japan

                                    Singapore

                                    Switzerland

                                    Austria

                                    U.S.A.

                                                          CONFIDENTIAL TREATMENT


                                    EXHIBIT D


Conditions for subcontracting service in countries where TECAN is represented through its own Affiliates. Service contracts are in the respective language of the country.

****************************************************************************
*******************************************************************************
*************************


SERVICE CONTRACT WILL COVER:

-    Interaction within 1 - 3 days, depending on the country

-    Parts, labour and travelling

-    2 preventative maintenance visits per year


SERVICE CONTRACT DOES NOT COVER:

-    Disposables (valves, tips and tubings)

-    Faults occurred due to a misuse of equipment

-    ROCHE's application software and ROCHE's confirmed reagent related problems